As filed with the Securities and Exchange Commission on April 3, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zuora, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5530976
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Zuora, Inc.
101 Redwood Shores Parkway,
Redwood City, California 94065
(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full title of the plans)

Andrew Cohen, Esq.
Chief Legal Officer and Corporate Secretary
Zuora, Inc.
101 Redwood Shores Parkway,
Redwood City, California 94065
(888) 976-9056

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Zuora, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 7,933,701 additional shares of Class A common stock under the Registrant’s 2018 Equity Incentive Plan and 1,586,740 additional shares of Class A common stock under the Registrant’s 2018 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on April 12, 2018 (Registration No. 333-224259), April 18, 2019 (Registration No. 333-230948), March 31, 2020 (Registration No. 333-237512), March 31, 2021 (Registration No. 333-254912) and March 28, 2022 (Registration No. 333-263896). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the Commission on April 3, 2023;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38451) filed with the Commission on April 5, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-38451	3.1	06/13/18

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-38451	3.1	05/05/20

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1	333-223722	4.1	03/16/18

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of KPMG LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2018 Equity Incentive Plan and forms of award agreements.	S-1	333-223722	10.4	03/16/18

99.2	2018 Employee Stock Purchase Plan and form of subscription agreement.	S-1	333-223722	10.5	03/16/18

107.1	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 3rd day of April, 2023.

ZUORA, INC.

By:	/s/ Andrew M. Cohen
Andrew M. Cohen Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tien Tzuo and Andrew Cohen, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tien Tzuo	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 3, 2023
Tien Tzuo
/s/ Todd McElhatton	Chief Financial Officer (Principal Financial and Accounting Officer)	April 3, 2023
Todd McElhatton
Director
Omar Abbosh
/s/ Sarah Bond	Director	April 3, 2023
Sarah Bond
/s/ Laura A. Clayton	Director	April 3, 2023
Laura A. Clayton
/s/ Kenneth A. Goldman	Director	April 3, 2023
Kenneth A. Goldman
/s/ Amy Guggenheim Shenkan	Director	April 3, 2023
Amy Guggenheim Shenkan
/s/ Timothy Haley	Director	April 3, 2023
Timothy Haley
/s/ Joseph Osnoss	Director	April 3, 2023
Joseph Osnoss
/s/ Jason Pressman	Director	April 3, 2023
Jason Pressman
/s/ Magdalena Yesil	Director	April 3, 2023
Magdalena Yesil